                                                                    Exhibit 4.5

                                 PROMISSORY NOTE

                                 March 18, 1999

     For value received, 3Dshopping.com, a California corporation, ("Borrower") promises to pay to Generation Capital Associates (such person or its permitted transferee or transferees being herein referred to as the "Lender") the sum of five hundred thousand dollars ($500,000.00) plus interest thereon at the rate of 9% per annum from the date written above until paid or converted, all in accordance with the following terms and conditions:

1. TERM. The term of this Note shall expire at the close of business, Eastern Time, on August 31, 1999 (the "Due Date"), at which time, except as otherwise provided herein, the principal amount written above and all interest accrued thereon shall become due and payable.

2. EXCHANGE FOR CONVERTIBLE NOTE. If all of the principal of and accrued interest on this Note is not paid on or before the Due Date, this Note shall be exchanged, in full satisfaction of Borrower's obligations hereunder, for a new note, substantially in the form set forth as Exhibit A, in a principal amount equal to all unpaid principal and interest on this Note as of August 31, 1999.

3. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time at the option of the Borrower. Any partial prepayment shall be applied first to interest and the balance, if any, shall be applied to a reduction of principal.

4. PERMITTED TRANSFEREES. The rights of Lender under this Note are not transferable except as specifically provided in this Section 4. This
     Note is transferable:

     (a) in whole, but not in part, to an entity that controls, is controlled by or is under common control with the transferor;

     (b)  in a prorata distribution to the owners of the transferor;

     (c)  by will or pursuant to the laws of descent and distribution; or

     (d) in connection with a bona fida pledge or hypothecation of this Note as security for indebtedness of the Lender, or any foreclosure pursuant to the terms of such pledge or hypothecation.

5. NOTICE. Any notice permitted or required hereby shall be deemed validly given if (i) sent by registered mail, return receipt requested, or by a recognized package delivery company that maintains a record of deliveries, or (ii) received at the address of the person to whom such notice is directed by any physical or electronic means. Any notice to Borrower shall be addressed to Borrower at

          517 Boccaccio Avenue
          Venice, CA 90291
          Telephone (310) 301-6733

     or at any fax or email address maintained by Borrower for general corporate purposes. Any notice to Lender shall be addressed to Lender at

          Suite 4990
          20 Exchange Place, 49th Floor
          New York, NY 10005
          Tel: (212) 514-7650
          Fax: (212)  514-76789

or at any fax or email address maintained by Lender for general corporate purposes.

     Any notice to Escrow Agent shall be addressed to Escrow Agent at

          333 Sandy Springs Circle, Suite 230
          Atlanta, GA 30328
          Tel: (404) 257-9150
          Fax (404) 257-9125

     Any party may change addresses at which it wishes to receive notice by valid notice to the other parties setting forth the new address.

6. GOVERNING LAW. This Note shall be governed by and interpreted under the laws of the State of New York, excluding provisions thereof relating to conflict of laws.

7.   COLLECTION COSTS. If any due and unpaid principal of or interest on this
     Note is referred for collection, or if legal action is instituted to collect any such amount, the costs reasonably incurred by Lender in connection with any such collection process shall be paid by Borrower.

                                       3Dshopping.com



                                       By: LAWRENCE WEISDORN
                                           -------------------------------------
                                       Title: President
                                              ----------------------------------

                           Convertible Promissory Note
EXHIBIT A
                           CONVERTIBLE PROMISSORY NOTE

                                 August 31, 1999

     For value received, 3Dshopping.com, a California corporation, ("Borrower") promises to pay to Generation Capital Associates (such person or its permitted transferee or transferees being herein referred to as the "Lender") an amount equal to the Principal Amount (hereinafter defined) plus interest thereon at the rate of 9% per annum from the date written above until paid or converted, all in accordance with the terms and conditions set forth below. This note is made in exchange for that certain Promissory Note of Borrower in favor of Lender, dated as of March 18, 1999 (the "First Note"). Notwithstanding any prior execution hereof, this note is not valid and has no legal effect unless and until it is automatically exchanged in accordance with the terms of the First Note (the "Exchange"). The Principal Amount is equal to the unpaid principal and interest on the First Note as of the date of the Exchange.

1. Term. The term of this Note shall expire at the close of business, Eastern Time, on June 30, 2001 (the "Due Date"), at which time the principal amount written above and all interest accrued thereon shall become due and payable.

2. Conversion. Except as otherwise provided herein, all unpaid principal and accrued interest shall thereafter be convertible, at the option of the Lender, into common stock of the Borrower ("Common Stock") at a rate per share equal to 75% of the average high closing bid price of the Common Stock for the twenty trading days immediately preceding the effective date ("Effective Date") of the conversion notice ("Conversion Notice") in the form attached hereto as Exhibit A. The Effective Date of each conversion shall be the date set forth on the Conversion Notice, provided that (i) notice is provided to David A. Rapaport, Esq. as escrow agent ("Escrow Agent") and the Borrower no later than the business day after such date, and (ii) such Conversion Notice is received by the Escrow Agent and the Borrower, via facsimile, no later than five business days after such date. Notwithstanding the foregoing paragraph:

     (a) this Note shall not be convertible at any time at which it is prepayable as provided in Section 3; and

     (b) Lender shall not be permitted to convert this Note to the extent that such conversion would cause any Lender to be the beneficial owner of more than 5% of the then outstanding Common Stock immediately following such conversion. This limitation shall not be deemed to prevent Lender from acquiring more than an aggregate of 5% of the Common Stock, so long as Lender does not beneficially own more than 5% of Common Stock immediately following such conversion.

     The number, class, and price of the securities into which this Note may be convertible are subject to adjustment from time to time upon the happening of certain events as follows:

     (a) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of Borrower, or other change in the capital structure of Borrower, then, as a condition of such change, lawful and adequate provision will be made so that Lender will have the right thereafter to receive upon the conversion of this Note the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon such conversion. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of Lender, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note. Borrower will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by Lender, if not Borrower, agrees to be bound by and comply with the provisions of this Note.

     (b) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon conversion of this Note, Borrower will promptly determine the new number of such shares or other securities or property issuable upon conversion of this Note and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property issuable upon conversion of this Note and (ii) cause a copy of such statement to be mailed to Lender within thirty (30) days after the date of the event giving rise to the adjustment.

     (c) No fractional shares of Common Stock or other securities will be issued in connection with the conversion of this Note, Borrower will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

     (d) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the issuance of the Common Stock or other securities issuable conversion of this Note.

3. Prepayment. This Note may be prepaid, in whole or in part, at any time on or before the earlier of October 31, 1999 or the close of business, Eastern Time, on the second business day following the closing of an underwritten public offering of equity securities of Borrower managed by Paulson Investment Company, Inc. (a "Public Offering") if, but only if, at all times between September 1, 1999 and the date of such prepayment or the closing of such Public Offering, Borrower shall have been actively pursuing such Public Offering.

4. Permitted Transferees. The rights of Lender under this Note are not transferable except as specifically provided in this Section 4. This
     Note is transferable:

     (a) in whole, but not in part, to an entity that controls, is controlled by or is under common control with the transferor;

     (b)  in a prorata distribution to the owners of the transferor;

     (c)  by will or pursuant to the laws of descent and distribution; or

     (d) in connection with a bona fida pledge or hypothecation of this Note as security for indebtedness of the Lender, or any foreclosure pursuant to the terms of such pledge or hypothecation.

5. Escrow of Common Stock. The Borrower has placed _______ shares of Common Stock into escrow with the Escrow Agent to be delivered to the Lender upon conversion of this Note in accordance with the terms of an Escrow Agreement by and among Borrower, Lender and Escrow Agent dated as of March 19, 1999 the terms and provisions of which are incorporated and made a part of this Note and a copy of which is attached hereto as Exhibit B.

6. Notice. Any notice permitted or required hereby shall be deemed validly given if (i) sent by registered mail, return receipt requested, or by a recognized package delivery company that maintains a record of deliveries, or (ii) received at the address of the person to whom such notice is directed by any physical or electronic means. Any notice to Borrower shall be addressed to Borrower at

         517 Boccaccio Avenue
         Venice, CA 90291
         Telephone (310) 301-6733

     or at any fax or email address maintained by Borrower for general corporate purposes.

          Any notice to Lender shall be addressed to Lender at Suite 4990
          20 Exchange Place, 49th Floor
          New York, NY 10005
          Tel: (212) 514-7650
          Fax: (212) 514-76789

     or at any fax or email address maintained by Lender for general corporate purposes.

     Any notice to Escrow Agent shall be address to Escrow Agent at

         333 Sandy Springs Circle, Suite 230
         Atlanta, GA 30328
         Tel: (404) 257-9150
         Fax (404) 257-9125

     Any party may change addresses at which it wishes to receive notice by valid notice to the other parties setting forth the new address.

7. Governing Law. This Note shall be governed by and interpreted under the laws of the State of New York, excluding provisions thereof relating to conflict of laws.

8.   Collection Costs. If any due and unpaid principal of or interest on this
     Note is referred for collection, or if legal action is instituted to collect any such amount, the costs reasonably incurred by Lender in connection with any such collection process shall be paid by Borrower.

                                       3Dshopping.com


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------